EX-5.1

                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                  Second Floor
                           Washington, D.C. 20036-1800


                                November 5, 1997


NBTY, Inc.
90 Orville Drive
Bohemia, NY  11716

Ladies and Gentlemen:

     You have requested our opinion as special securities counsel to NBTY, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed offer to exchange (the "Exchange Offer") the Company's 8-5/8% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), for all outstanding 8-5/8% Senior Subordinated Notes due 2007 (the "Original Notes") of the Company, to be issued pursuant to an Indenture, dated as of September 23, 1997, by and between the Company and IBJ Schroder Bank & Trust Company (the "Trustee").

     We have participated in the preparation of the Registration Statement and, in connection therewith, have examined and relied upon the originals or copies of such records, agreements, documents and other instruments, including the Restated Certificate of Incorporation, the Bylaws of the Company, the minutes of the meetings of the Company's Board of Directors to date relating to the authorization and issuance of the Exchange Notes and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

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NBTY, Inc.
November 5, 1997
Page 2


     As to any other facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and employees of the Company.

     Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

     The Exchange Notes have been duly authorized, executed and delivered by the Company, authenticated in accordance with the terms of the Indenture, and when issued in the manner described in the Registration Statement against payment therefor, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of organization of the Trustee; that the Trustee is in compliance generally with respect to acting as a trustee under the Indenture, and with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligation under the Indenture.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     KIRKPATRICK & LOCKHART LLP

                                                     By: /S/ SIMON M. NADLER
                                                        -----------------------
                                                             Simon M. Nadler